Exhibit 35


Mafco Holdings Inc./GSB Private SAILS


Terms and Conditions for Private SAILS

      Sellers: Mafco Holdings Inc. ("Parent") and GSB Investments Corp., an indirect wholly-owned subsidiary of Parent ("Subsidiary", and each of Parent and Subsidiary, a "Seller"). Purchaser:
                                     Credit Suisse First Boston
                                     International.

      Agent:                         Credit Suisse First Boston Corporation.

      Calculation Agent:             Credit Suisse First Boston
                                     International or an affiliate thereof.
                                     All determinations and calculations of
                                     the Calculation Agent shall be made in
                                     good faith and in a commercially
                                     reasonable manner.

      Issue:                         SAILS (Shared Appreciation Income
                                     Linked Securities) Mandatorily
                                     Exchangeable Securities Contract (the
                                     "Contract"), maturing on the Maturity
                                     Date, relating to the Underlying
                                     Shares. The Contract may be executed
                                     in one or more tranches (each, a
                                     "Tranche").

      Underlying Shares:             Up to 1,000,000 shares of Common
                                     Stock, par value $1.00 per share (the
                                     "Common Stock"), of Golden State
                                     Bancorp Inc. (the "Issuer").

      Aggregate Contract Price:      For any Tranche, an amount equal to
                                     the product of (a) the Issue Price for
                                     such Tranche and (b) the Base Amount
                                     for such Tranche.


By entering into a transaction with Purchaser, you acknowledge that you have read and understood the following terms: Purchaser is acting solely as an arm's length contractual counterparty and not as your financial adviser or fiduciary unless it has agreed to so act in writing. Before entering into any transaction you should ensure that you fully understand its potential risks and rewards and independently determine that it is appropriate for you given your objectives, experience, financial and operational resources, and other relevant circumstances. You should consult with such advisers as you deem necessary to assist you in making these determinations. You should also understand that Purchaser or its affiliates may provide banking, credit and other financial services to any company or issuer of securities or financial instruments referred to herein, underwrite, make a market in, have positions in, or otherwise buy and sell securities or financial instruments which may be identical or economically similar to any transaction entered into with you. Any indicative terms provided to you are provided for your information only and do not constitute an offer, a solicitation of an offer, or any advice or recommendation to conclude any transaction (whether on the indicative terms or otherwise). Any indicative price quotations, disclosure materials or analyses provided to you have been prepared on assumptions and parameters that reflect good faith determinations by us or that have been expressly specified by you and do not constitute advice by us. The assumptions and parameters used are not the only ones that might reasonably have been selected and therefore no guarantee is given as to the accuracy, completeness, or reasonableness of any such quotations, disclosure or analyses. The parties hereby agree that (i) Sellers are not obligated to keep confidential or otherwise limit the use of any element of any description contained herein that is necessary to understand or support any United States federal income tax treatment and (ii) Purchaser does not assert any claim of proprietary ownership in respect of any description contained herein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Seller.



CREDIT SUISSE FIRST BOSTON CORPORATION


      Base Amount:                   For any Tranche, the number of shares
                                     of Common Stock underlying the
                                     transaction contemplated hereby hedged
                                     by the number of shares of Common
                                     Stock (the "Hedge Shares" with respect
                                     to such Tranche) sold by Purchaser in
                                     connection with its initial hedge of
                                     its exposure to the transactions
                                     contemplated hereby during the period
                                     from and including the Issue Date
                                     immediately preceding the Issue Date
                                     for such Tranche (or if there is no
                                     preceding Issue Date, the date hereof)
                                     to but excluding the Issue Date for
                                     such Tranche.

      Issue Price:                   For any Tranche, the average price per
                                     share at which Purchaser sells the
                                     Hedge Shares with respect to such
                                     Tranche. Any such sales will be made
                                     pursuant to the terms set forth under
                                     "Registration of Hedge Sales" below.

      Final Issue Date:              The date of completion of Purchaser's
                                     initial hedging activities in
                                     connection with the transactions
                                     contemplated hereby (which shall in no
                                     event be later than February 19,
                                     2002).

      Issue Date:                    Each of the following shall be an
                                     Issue Date with respect to a Tranche:
                                     (i) the Final Issue Date and (ii) any
                                     business day on or prior to the Final
                                     Issue Date if (A) such day is
                                     designated as an Issue Date by Sellers
                                     upon three business days' written
                                     notice to Purchaser and (B) such day
                                     is the first business day following
                                     the 29th calendar day after the Issue
                                     Date immediately preceding such day
                                     (or if there is no preceding Issue
                                     Date, the Closing Date).

      Closing Date:                  For any Tranche, three business days
                                     following the Issue Date for such
                                     Tranche.

      Maturity Date:                 For any Tranche, eighteen months
                                     following the initial Closing Date.

      Maturity Price:                The average closing price per share of
                                     Common Stock on the first 20 trading
                                     days beginning 30 Exchange Business
                                     Days (days when the national exchange
                                     on which the Common Stock is listed or
                                     quoted is scheduled to be open) prior
                                     to the Maturity Date.

      Threshold Price:               For any Tranche, 140% of the Issue
                                     Price for such Tranche.

      Proceeds Amount:               For any Tranche, 81.6% of the
                                     Aggregate Contract Price for such
                                     Tranche. The Proceeds Amount shall be
                                     paid by Purchaser to Subsidiary on the
                                     Closing Date for such Tranche.

      Settlement:                    On the Maturity Date, Sellers will
                                     deliver to Purchaser an aggregate
                                     number of freely transferable shares
                                     of Common Stock (or cash with an equal
                                     value) equal to the sum of the
                                     Contract Share Amounts for each
                                     Tranche.

      Contract Share Amount:         For any Tranche, the product of (a)
                                     the Base Amount for such Tranche and
                                     (b) the Exchange Rate for such
                                     Tranche.

      Exchange Rate:                 The Exchange Rate for each Tranche
                                     will be equal to:

                                     (a)  if the Maturity Price is less
                                          than or equal to the Issue Price
                                          for such Tranche, one;

                                     (b)  if the Maturity Price is greater
                                          than the Issue Price for such
                                          Tranche but less than or equal to
                                          the Threshold Price for such
                                          Tranche, the quotient of such
                                          Issue Price divided by the
                                          Maturity Price; and

                                     (c)  if the Maturity Price is greater
                                          than the Threshold Price for such
                                          Tranche, one minus a fraction,
                                          the numerator of which is equal
                                          to the excess of such Threshold
                                          Price over the Issue Price for
                                          such Tranche and the denominator
                                          of which is equal to the Maturity
                                          Price.

      Early Termination:             At any time on or after the date six
                                     months following the final Closing
                                     Date, each Tranche shall be subject to
                                     termination in whole or in part at the
                                     option of Sellers, upon 35 Exchange
                                     Business Days' notice, at a price
                                     equal to Purchaser's replacement cost
                                     for the terminated portion of such
                                     Tranche, as determined by the
                                     Calculation Agent.

      Adjustments:                   The Base Amount, the Issue Price, the
                                     Threshold Price and other variables
                                     relevant to the settlement of each
                                     Tranche shall be subject to adjustment
                                     if the Issuer (i) subdivides,
                                     consolidates or reclassifies the
                                     Common Stock, (ii) pays a dividend or
                                     distribution of Common Stock, rights,
                                     warrants or other assets on the Common
                                     Stock, (iii) pays a cash dividend
                                     (other than an Ordinary Cash Dividend)
                                     on the Common Stock, (iv) makes a call
                                     in respect of Common Stock not fully
                                     paid, (v) repurchases Common Stock or
                                     (vi) takes any similar action, in each
                                     case, which action has a diluting or
                                     concentrative effect on the
                                     theoretical value of the Common Stock;
                                     provided that in the case of clause
                                     (iii) above, any such adjustment shall
                                     be made to variables other than the
                                     Base Amount.

                                     In the event of (a) a consolidation or
                                     merger of the Issuer, (b) any sale,
                                     transfer, lease or conveyance of the
                                     property of the Issuer as an entirety
                                     or substantially as an entirety, (c)
                                     any statutory exchange of securities
                                     of the Issuer or (d) any liquidation,
                                     dissolution or winding up of the
                                     Issuer, then:

                                     (i)  if the successor to the Issuer is
                                          a publicly-traded entity with a
                                          public float as large as or
                                          larger than the Issuer
                                          immediately prior to such event,
                                          so long as the consideration
                                          received by holders of Common
                                          Stock does not consist solely of
                                          non-stock consideration,
                                          Purchaser will be entitled to
                                          receive (A) on the Maturity Date
                                          the number of shares of common
                                          stock of such successor
                                          represented by the shares of
                                          Common Stock that otherwise would
                                          have been deliverable and (B) a
                                          cash payment on the date of the
                                          closing of such event (the
                                          "Reorganization Termination
                                          Date") equal to the replacement
                                          value, as determined by the
                                          Calculation Agent, of the
                                          percentage of each Tranche equal
                                          to the percentage of non-stock
                                          consideration (as a percentage of
                                          the total consideration) received
                                          in such event; or

                                     (ii) in any other case, the Maturity
                                          Date will be accelerated to the
                                          Reorganization Termination Date
                                          so that Purchaser will receive on
                                          the Reorganization Termination
                                          Date its replacement value for
                                          each Tranche, as determined by
                                          the Calculation Agent, payable in
                                          cash or any freely transferable
                                          securities received by either
                                          Seller in such event.

      Registration of Hedge Sales:   Subsidiary shall be named as a selling
                                     shareholder in a registration
                                     statement (the "Registration
                                     Statement") covering the public sale
                                     by Purchaser of shares of Common Stock
                                     in connection with hedging Purchaser's
                                     exposure to the transactions
                                     contemplated hereby. The Registration
                                     Statement shall be filed by the Issuer
                                     and declared effective under the
                                     Securities Act by the Securities and
                                     Exchange Commission. Sellers, the
                                     Issuer and Purchaser (or an affiliate
                                     of Purchaser designated by Purchaser)
                                     shall enter into an agreement (the
                                     "Registration Agreement") in
                                     connection with the public sale of
                                     such shares by Purchaser in a form
                                     customary for underwritten secondary
                                     offerings of equity securities lead
                                     managed by Credit Suisse First Boston
                                     Corporation (which agreement shall
                                     include, without limitation,
                                     representations and warranties of
                                     Sellers and the Issuer, provisions
                                     relating to indemnification of, and
                                     contribution in connection with the
                                     liability of, Purchaser and its
                                     affiliates by both the Issuer and
                                     Sellers, payment by the Issuer or
                                     Sellers of all registration expenses
                                     and the delivery by both the Issuer
                                     and Sellers of legal opinions,
                                     secretary's and executive officer's
                                     certificates, accountants' comfort
                                     letters and other customary closing
                                     documents).

      Dividend Payment:              Sellers shall pay to Purchaser on the
                                     business day following the payment of
                                     any cash dividend (other than an
                                     Ordinary Cash Dividend) with respect
                                     to the Common Stock (the "Dividend
                                     Payment Date") an amount in cash equal
                                     to the product (the "Dividend Payment
                                     Amount") of (i) the per share amount
                                     of such dividend and (ii) the sum of
                                     the Base Amounts for each Tranche on
                                     the ex-dividend date for such
                                     dividend.

      Ordinary Cash Dividends:       For any given quarterly fiscal period,
                                     cash dividends paid in respect of the
                                     Common Stock during such period, but
                                     only to the extent that the aggregate
                                     amount of cash dividends paid during
                                     such period does not exceed $0.10 per
                                     share.

      Collateral Arrangements:       Subsidiary shall deposit on the
                                     Closing Date for each Tranche, and
                                     shall maintain on and after such
                                     Closing Date, in a Collateral Account
                                     with Purchaser a number of shares of
                                     Common Stock free and clear of any
                                     liens or transfer restrictions (other
                                     than restrictions on transfer imposed
                                     by the Securities Act of 1933, as
                                     amended (the "Securities Act")) equal
                                     to Base Amount for such Tranche, to
                                     secure the obligations of Sellers in
                                     respect of such Tranche. Immediately
                                     upon payment of the Proceeds Amount,
                                     Sellers shall deliver to Purchaser any
                                     documents as Purchaser may reasonably
                                     request to evidence that such shares
                                     have been delivered free and clear of
                                     any such liens or transfer
                                     restrictions.

                                     Upon the consent of Seller, Purchaser
                                     may borrow or otherwise rehypothecate
                                     Common Stock from the Collateral
                                     Account; provided that any such
                                     borrowing or rehypothecation shall be
                                     effected such that this provision will
                                     satisfy the requirements of a
                                     securities lending transaction under
                                     Section 1058 of the Internal Revenue
                                     Code of 1986, as amended. The
                                     Collateral Agreement will include
                                     standard provisions for dividends and
                                     voting, including the loss of voting
                                     rights with respect to any shares
                                     actually borrowed or rehypothecated by
                                     Purchaser. Upon the early termination
                                     of any Tranche by Sellers, a
                                     corresponding number of shares will be
                                     returned to Subsidiary and will cease
                                     to be security.

                                     Subsidiary shall have the right at any
                                     time during the term of the Contract
                                     to substitute for all (but not less
                                     than all) of the Common Stock pledged
                                     as collateral (the "Share Collateral")
                                     United States government securities
                                     with a value at least equal to 150% of
                                     the value of the Share Collateral,
                                     marked to market on a daily basis.
                                     Upon the substitution described in the
                                     immediately preceding sentence, the
                                     Share Collateral shall be returned to
                                     Subsidiary and shall no longer be
                                     treated as collateral.

      Reimbursement Obligation:      If Sellers fail to make available (by
                                     reason of Securities Act restrictions
                                     or otherwise) at any time, a number of
                                     shares of Common Stock equal to the
                                     sum of the Base Amounts for each
                                     Tranche for the purpose of securities
                                     lending or hypothecation, Sellers
                                     shall make cash payments to Purchaser
                                     from time to time in an amount
                                     sufficient to reimburse Purchaser for
                                     any costs relating to the borrowing of
                                     such shares of Common Stock during the
                                     period such unavailability exists.

      Representations and            Sellers represent and warrant to
      Warranties:                    Purchaser that:

                                     (a)  Each Seller is a corporation duly
                                          organized and existing in good
                                          standing under the laws of the
                                          State of Delaware;

                                     (b)  The execution and delivery of
                                          this term sheet and the
                                          performance by each Seller of
                                          such Seller's obligations
                                          hereunder do not violate or
                                          conflict with any provision of
                                          the certificate of incorporation
                                          or bylaws of such Seller, any
                                          law, order or judgment applicable
                                          to such Seller or any of such
                                          Seller's assets or any
                                          contractual restriction binding
                                          on or affecting such Seller or
                                          any of such Seller's assets (it
                                          being understood that the
                                          existence on any date after the
                                          date hereof of factual
                                          contingencies to the
                                          effectiveness on the Closing Date
                                          for any Tranche of any consent
                                          required to be obtained under any
                                          agreement in connection with the
                                          execution or delivery of this
                                          term sheet or the consummation of
                                          the transactions contemplated
                                          hereby shall not be deemed to
                                          give rise to any breach of the
                                          representation and warranty set
                                          forth in this paragraph (b) with
                                          respect to contractual
                                          restrictions binding on or
                                          affecting either Seller or any of
                                          such Seller's assets);

                                     (c)  The execution and delivery of
                                          this term sheet by each Seller
                                          and the consummation by such
                                          Seller of the transactions
                                          contemplated hereby have been
                                          duly authorized by all necessary
                                          corporate action;

                                     (d)  Each Seller has duly executed
                                          this term sheet. Each Seller's
                                          obligations under this term sheet
                                          constitute such Seller's legal,
                                          valid and binding obligations,
                                          enforceable in accordance with
                                          their respective terms (subject
                                          to applicable bankruptcy,
                                          reorganization, insolvency,
                                          moratorium or similar laws
                                          affecting creditors' rights
                                          generally and subject, as to
                                          enforceability, to equitable
                                          principles of general application
                                          (regardless of whether
                                          enforcement is sought in a
                                          proceeding in equity or at law));

                                     (e)  Each Seller is acting for such
                                          Seller's own account, and has
                                          made such Seller's own
                                          independent decision to enter
                                          into this transaction and as to
                                          whether this transaction is
                                          appropriate or proper for such
                                          Seller based upon such Seller's
                                          own judgment and upon advice of
                                          such advisors as such Seller
                                          deems necessary. Each Seller
                                          acknowledges and agrees that such
                                          Seller is not relying, and has
                                          not relied, upon any
                                          communication (written or oral)
                                          of Purchaser or any affiliate,
                                          employee or agent of Purchaser
                                          with respect to the legal,
                                          accounting, tax or other
                                          implications of this transaction
                                          and that such Seller has
                                          conducted such Seller's own
                                          analyses of the legal,
                                          accounting, tax and other
                                          implications hereof; it being
                                          understood that information and
                                          explanations related to the terms
                                          and conditions of this
                                          transaction shall not be
                                          considered investment advice or a
                                          recommendation to enter into this
                                          transaction. Each Seller is
                                          entering into this transaction
                                          with a full understanding of all
                                          of the terms and risks hereof
                                          (economic and otherwise) and is
                                          capable of evaluating and
                                          understanding (on such Seller's
                                          own behalf or through independent
                                          professional advice), and
                                          understands and accepts, the
                                          terms, conditions and risks. Each
                                          Seller is also capable of
                                          assuming (financially and
                                          otherwise), and assumes, those
                                          risks. Each Seller acknowledges
                                          that neither Purchaser nor any
                                          affiliate, employee or agent of
                                          Purchaser is acting as a
                                          fiduciary for or an adviser to
                                          such Seller in respect of this
                                          transaction;

                                     (f)  The terms hereof have been
                                          negotiated, and the transactions
                                          contemplated hereby shall be
                                          executed, on an arm's length
                                          basis;

                                     (g)  Neither Seller is and, after
                                          giving effect to the transactions
                                          contemplated hereby, neither
                                          Seller will be an "investment
                                          company", as such term is defined
                                          in the Investment Company Act of
                                          1940, as amended (the "1940
                                          Act"), that is required to be
                                          registered under the 1940 Act;

                                     (h)  Neither Seller is in possession
                                          of any material non-public
                                          information regarding the Issuer;
                                          and

                                     (i)  Each Seller has total assets
                                          exceeding $10,000,000.

                                     Purchaser represents and warrants to
                                     Sellers that:

                                     (a)  Purchaser is a company duly
                                          organized and existing in good
                                          standing under the laws of the
                                          jurisdiction of incorporation;

                                     (b)  The execution and delivery of
                                          this term sheet and the
                                          performance by Purchaser of
                                          Purchaser's obligations hereunder
                                          do not violate or conflict with
                                          any provision of the constitutive
                                          documents of Purchaser, any law,
                                          order or judgment applicable to
                                          Purchaser or any of Purchaser's
                                          assets or any contractual
                                          restriction binding on or
                                          affecting Purchaser or any of
                                          Purchaser's assets;

                                     (c)  The execution and delivery of
                                          this term sheet by Purchaser and
                                          the consummation by Purchaser of
                                          the transactions contemplated
                                          hereby have been duly authorized
                                          by all necessary corporate
                                          action;

                                     (d)  Purchaser has duly executed this
                                          term sheet. Purchaser's
                                          obligations under this term sheet
                                          constitute Purchaser's legal,
                                          valid and binding obligations,
                                          enforceable in accordance with
                                          their respective terms (subject
                                          to applicable bankruptcy,
                                          reorganization, insolvency,
                                          moratorium or similar laws
                                          affecting creditors' rights
                                          generally and subject, as to
                                          enforceability, to equitable
                                          principles of general application
                                          (regardless of whether
                                          enforcement is sought in a
                                          proceeding in equity or at law));

                                     (e)  Purchaser has total assets
                                          exceeding $10,000,000.

                                     If, at any time during the period
                                     beginning on the date hereof and
                                     ending on the final Closing Date, any
                                     of the representations and warranties
                                     of Sellers or Purchaser set forth
                                     above are not true, correct and
                                     complete as if made as of such time,
                                     the maker of such representation or
                                     warranty shall notify the other
                                     parties hereto as promptly as
                                     practicable.

      Events of Default:             The final documentation for each
                                     Tranche will contain customary Events
                                     of Default, including the following:

                                     (a)  failure to perform any covenant
                                          thereunder for 60 days after
                                          notice of breach;

                                     (b)  in the judgment of the
                                          Calculation Agent, Purchaser is
                                          unable to hedge Purchaser's
                                          exposure to the transactions
                                          contemplated hereby because of
                                          the lack of sufficient shares of
                                          Common Stock (not to exceed the
                                          sum of the Base Amounts for each
                                          Tranche) being made available for
                                          share borrowing by lenders,
                                          including without limitation
                                          lenders identified by Sellers
                                          with whom Purchaser shall
                                          consult;

                                     (c)  certain events of cross-default,
                                          bankruptcy, insolvency or
                                          reorganization with respect to
                                          either Seller; and

                                     (d)  failure to deliver (i) the freely
                                          transferable shares of Common
                                          Stock (or cash with equal value)
                                          required on any Maturity Date,
                                          (ii) the cash amounts (or, if
                                          applicable, freely transferable
                                          securities) required on any
                                          Reorganization Termination Date
                                          or any date on which any Tranche
                                          is terminated in whole or in part
                                          pursuant to the terms set forth
                                          under "Early Termination" above
                                          or (iii) any Dividend Payment
                                          Amount on any Dividend Payment
                                          Date.

                                     Upon the occurrence of an Event of
                                     Default, Purchaser may terminate any
                                     Tranche at a price (payable in Common
                                     Stock or, if Purchaser has substituted
                                     United States government securities as
                                     collateral pursuant to the terms set
                                     forth under "Collateral Arrangements"
                                     above, in cash) equal to Purchaser's
                                     replacement cost for such Tranche, as
                                     determined by the Calculation Agent.

      Capital Structure:             The Contract will be a secured forward
                                     contract of each Seller.

      Conditions Precedent:          If, at any time prior to the Final
                                     Issue Date, any of the following
                                     conditions are not satisfied:

                                     (a)  the representations and
                                          warranties of each Seller shall
                                          be true and correct as if made at
                                          such time and each Seller shall
                                          have performed all of its
                                          obligations required to be
                                          performed by it hereunder;

                                     (b)  any consent required to be
                                          obtained under any agreement in
                                          connection with the execution or
                                          delivery of this term sheet or
                                          the consummation of the
                                          transactions contemplated hereby
                                          shall have been obtained and
                                          shall be in full force and effect
                                          and the conditions of any such
                                          consent shall have been
                                          satisfied;

                                     (c)  Sellers shall have delivered to
                                          Purchaser evidence acceptable to
                                          Purchaser that the condition set
                                          forth in paragraph (b) above is
                                          satisfied;

                                     (d)  the representations and
                                          warranties of Sellers and the
                                          Issuer contained in the
                                          Registration Agreement and any
                                          certificate delivered pursuant
                                          thereto shall be true and correct
                                          as if made at such time and each
                                          of Sellers and the Issuer shall
                                          have performed all of the
                                          obligations required to be
                                          performed by it under the
                                          Registration Agreement; or

                                     (e)  on each Representation Date (as
                                          defined in the Registration
                                          Agreement) that shall have
                                          occurred prior to such time,
                                          Davis Polk & Wardwell, counsel to
                                          Purchaser, in its professional
                                          judgment, shall have been able to
                                          provide an opinion to Purchaser
                                          relating to the disclosure in the
                                          Registration Statement in form
                                          and substance acceptable to
                                          Purchaser;

                                     any Tranche that has not been
                                     consummated prior to such date shall
                                     be terminated and unwound and Sellers
                                     shall deliver to Purchaser an amount
                                     in cash (the "Net Payment Amount" with
                                     respect to each such Tranche) equal to
                                     the aggregate amount of costs and
                                     expenses (including market losses)
                                     relating to the unwinding of
                                     Purchaser's hedging activities in
                                     respect of such Tranche (provided that
                                     if such Net Payment Amount is
                                     negative, Purchaser shall deliver to
                                     Subsidiary an amount in cash equal to
                                     the absolute value of such Net Payment
                                     Amount).

      Conditions Precedent           The payment of the Proceeds Amount for
      to Payment of the              each Tranche on the Closing Date for
      Proceeds Amount:               such Tranche is subject to (a) Purchaser's
                                     legal, regulatory, credit and risk
                                     approval of the transaction, (b) the
                                     delivery by Sellers to Purchaser of a
                                     customary corporate opinion of
                                     nationally recognized counsel
                                     acceptable to Purchaser in form and
                                     substance acceptable to Purchaser, (c)
                                     the truth and correctness of the
                                     representations and warranties of each
                                     Seller and the performance by each
                                     Seller of its obligations hereunder
                                     (including without limitation the
                                     performance of the obligations set
                                     forth under "Collateral Arrangements"
                                     above) and under the final
                                     documentation described under
                                     "Breakage Costs" below, (d) the
                                     receipt by Purchaser of evidence
                                     reasonably acceptable to Purchaser
                                     that immediately upon payment of the
                                     Proceeds Amount for such Tranche, a
                                     number of shares of Common Stock equal
                                     to the Base Amount for such Tranche
                                     shall be delivered to Purchaser free
                                     and clear of any liens or transfer
                                     restrictions (other than restrictions
                                     on transfer imposed by the Securities
                                     Act) pursuant to the term set forth in
                                     "Collateral Arrangements" above and
                                     (e) the satisfaction of each condition
                                     set forth in "Conditions Precedent"
                                     above.

      Breakage Costs:                The parties expect to execute final
                                     documentation relating to each Tranche
                                     after Purchaser has completed its
                                     hedging activities in connection with
                                     such Tranche. If (i) Sellers fail to
                                     fulfill their obligations hereunder
                                     with respect to any Tranche or any of
                                     the conditions set forth in
                                     "Conditions Precedent to Payment of
                                     the Proceeds Amount" above or in the
                                     final documentation relating to such
                                     Tranche are not satisfied or (ii)
                                     final documentation reasonably
                                     satisfactory to Purchaser relating to
                                     such Tranche has not been executed by
                                     5:00 p.m., New York City time on the
                                     date six weeks following the Issue
                                     Date for such Tranche, such Tranche
                                     shall be terminated and unwound and
                                     Sellers shall deliver to Purchaser the
                                     Net Payment Amount with respect to
                                     such Tranche (provided that if such
                                     Net Payment Amount is negative,
                                     Purchaser shall deliver to Subsidiary
                                     an amount in cash equal to the
                                     absolute value of such Net Payment
                                     Amount). Notwithstanding any provision
                                     hereof to the contrary, if on the
                                     Closing Date for any Tranche, Sellers
                                     are unable to satisfy the conditions
                                     to any consent required to be obtained
                                     in order for Sellers to perform their
                                     obligations hereunder, Sellers may
                                     elect to satisfy their obligations
                                     hereunder by terminating and unwinding
                                     such Tranche and any subsequent
                                     Tranche that has not been consummated
                                     and delivering to Purchaser the Net
                                     Payment Amount with respect to such
                                     Tranche in lieu of the other payments
                                     or deliveries provided herein
                                     (provided that if such Net Payment
                                     Amount is negative, Purchaser shall
                                     deliver to Subsidiary an amount in
                                     cash equal to the absolute value of
                                     such Net Payment Amount).

      Assignment:                    The rights and duties hereunder and
                                     under the Contract and Collateral
                                     Agreement may not be assigned or
                                     transferred by any party hereto or
                                     thereto without the prior written
                                     consent of the other parties hereto or
                                     thereto; provided that Purchaser may
                                     assign or transfer any of its rights
                                     or duties hereunder or thereunder with
                                     the prior written consent of each
                                     Seller (which consent shall not be
                                     unreasonably withheld).

      Joint and Several Obligations: The obligations of Sellers hereunder shall be joint and several.

      Governing Law:                 This term sheet shall be governed
                                     by and construed in accordance with
                                     the laws of the State of New York
                                     without reference to choice of law
                                     doctrine.



Understood and Agreed to, this 24th day of December, 2001:


MAFCO HOLDINGS INC.


By: /s/ Todd J. Slotkin
    --------------------------------
    Name:  Todd J. Slotkin
    Title: Executive Vice President and
           Chief Financial Officer


GSB INVESTMENTS CORP.


By: /s/ Todd J. Slotkin
    --------------------------------
    Name:  Todd J. Slotkin
    Title: Executive Vice President and
           Chief Financial Officer


CREDIT SUISSE FIRST BOSTON INTERNATIONAL


By: /s/ John Biggs
    ----------------------------------
    Name:  John Biggs
    Title: Vice President


By: /s/ Veronica Iommi
    ---------------------------------
    Name:   Veronica Iommi
    Title:  Director


CREDIT SUISSE FIRST BOSTON
  CORPORATION, as Agent


By: /s/ Joseph Vencil
    ---------------------------------
    Name:  Joseph Vencil
    Title  Managing Director